UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 8, 1998
                Date of Report (Date of earliest event reported)



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


      Delaware                            0-26954               22-3350958
(State or other jurisdiction of       (Commission File        (IRS Employer
incorporation or organization)            Number)           Identification No.)


380 Allwood Road, Clifton, New Jersey                             07012
(Address of principal executive offices)                        (Zip Code)


(Registrant's telephone number, including area code)             (973) 471-1005

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

     This 8-K/A filing amends an 8-K filed on December 22, 1998. Item 7 is hereby amended to state as follows:


ITEM 7.   Financial Statements and Exhibits

          a.   Financial Statements of Businesses Acquired .

               Audited financial statements for Manteca Enterprises, Inc., First Choice Courier and Distribution Systems, Inc., Regional Express II, Inc., and Regional Express III, Inc, (the "Manteca Companies").

               1. Manteca Enterprises, Inc. Balance Sheets as of May 31, 1998 and 1997 and the related Statements of Income and Retained Earnings and Cash Flows for the years ended May 31, 1998 and 1997.

               2. First Choice Courier and Distribution Systems, Inc. Balance Sheets as of December 8, 1998 and December 31, 1997 and 1996 and the related Statements of Income and Retained Earnings and Cash Flows for the period from January 1, 1998 through December 8, 1998 and the years ended December 31, 1997 and 1996.

               3. Regional Express II, Inc. Balance Sheets as of August 31, 1998, 1997 and 1996 and the related Statements of Income and Retained Earnings and Cash Flows for the years ended August 31, 1998, 1997 and 1996.

               4. Regional Express III, Inc. Balance Sheets as of September 30, 1998, 1997 and 1996 and the related Statements of Income and Retained Earnings and Cash Flows for the years ended September 30, 1998, 1997 and 1996.


                Unaudited interim financial statements:

                5. Manteca Enterprises, Inc. Balance Sheet as of November 30, 1998 and May 31, 1998 and the related Statements of Income and Retained Earnings and Cash Flows for the six month periods ended November 30, 1998 and 1997.

               6. Regional Express II, Inc. Balance Sheet as of November 30, 1998 and August 31, 1998 and the related Statements of Income and Retained Earnings and Cash Flows for the three month periods ended November 30, 1998 and 1997.


               b.   Pro Forma Financial Information.

                Consolidated Delivery & Logistics, Inc. ("CDL") and the Manteca Companies Pro Forma Condensed Combined Financial Statements (Unaudited).

                Pro Forma Condensed Combined Balance Sheet as of September 30, 1998 and Pro Forma Condensed Combined Statements of Continuing Operations for the year ended December 31, 1997 and the nine month period ended September 30, 1998.

               c.   Exhibits

               10.1* Stock Purchase Agreement dated December 8, 1998 by and among Consolidated Delivery & Logistics, Inc., National, First Choice, RE II, RE III, Manteca, Terry Bozzay, Randy Cooper and Charles Walch.

               10.2*    7% Subordinated   Convertible   Notes    Due    2001 of
                        Consolidated Delivery & Logistics, Inc.

               99.1*    Press   Release   issued  December   9, 1998  regarding
                        acquisition of First Choice,  RE II, RE III, and Manteca


                        * filed previously

                            MANTECA ENTERPRISES, INC.

                            FINANCIAL STATEMENTS WITH
                          SUPPLEMENTARY INFORMATION AND
                          INDEPENDENT AUDITOR'S REPORT

                              MAY 31, 1998 AND 1997

                                TABLE OF CONTENTS


                                                                       PAGE

Independent Auditor's Report                                             1

Balance Sheets
     May 31, 1998 and 1997                                               2

Statements of Income and Retained Earnings
     For the Years Ended May 31, 1998 and 1997                           3

Statements of Cash Flows
     For the Years Ended May 31, 1998 and 1997                         4 - 5

Notes to Financial Statements                                          6 - 9

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Manteca Enterprises, Inc.
Saint Louis, Missouri


We have audited the accompanying balance sheets of Manteca Enterprises, Inc., as of May 31, 1998 and 1997, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Manteca Enterprises, Inc. as of May 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/  Larson, Allen, Weishair & Co., LLP

                                        LARSON, ALLEN, WEISHAIR & CO., LLP

St. Louis, Missouri
July 24, 1998

                           MANTECA ENTERPRISES, INC.
                                 BALANCE SHEETS
                             MAY 31, 1998 AND 1997


                                                               1998      1997


ASSETS


CURRENT ASSETS

Cash                                                         $   -      $   979
Accounts Receivable - Trade                                    24,891    52,726
Due From Affiliate                                               -        3,000
Prepaid Expenses                                               19,606    14,961
Deferred Tax Benefit                                              702       -
                                                               ------    ------
     Total Current Assets                                     $45,199   $71,666
                                                               ------    ------

PROPERTY AND EQUIPMENT (At Cost)
Equipment                                                     256,076   296,555
Less: Accumulated Depreciation                               (166,886) (168,806)
                                                              --------  --------
     Total Property and Equipment (At Dependent Cost)          89,190   127,749
                                                               ------   -------
DEPOSITS                                                        1,200     1,200
                                                              -------   -------
     Total Assets                                            $135,589  $200,615
                                                              =======   =======

                 See accompanying Notes to Financial Statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            1998          1997

CURRENT LIABILITIES
  Checks Written in Excess of Cash in Bank                $ 1,302        $   -
  Current Maturities of Long-Term Debt                     33,591         45,993
  Accounts Payable - Trade                                 18,509         16,236
  Accrued Wages and Payroll Taxes                          17,433          2,844
  Deferred Income Taxes                                      -             9,681
                                                           ------         ------
     Total Current Liabilities                            $70,835        $74,754
                                                           ------         ------
LONG TERM DEBT
  Notes Payable                                            73,988        118,234
  Less: Current Maturities                                 33,591         45,993
      Long-Term Debt (Net of Current Maturities            ------        -------
          Shown Above)                                     40,397         72,241
                                                           ------        -------
STOCKHOLDERS' EQUITY
  Common Stock, $1 Par Value
    Authorized - 30,000 Shares
    Issued and Outstanding - 100 Shares                  $    100       $    100
  Retained Earnings                                        24,257         53,520
                                                           ------        -------
      Total Stockholders' Equity                         $ 24,357       $ 53,620
                                                           ------        -------
      Total Liabilities amd Stockholders' Equity         $135,589       $200,615
                                                          =======        =======

                           MANTECA ENTERPRISES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   FOR THE YEARS ENDED MAY 31, 1998 AND 1997


                                                               1998      1997

REVENUES
   Management Fee Income                                  $ 553,254  $ 346,990
   Lease Income                                              71,003     27,481
                                                           --------   --------
     Total Revenues                                       $ 624,257  $ 374,471
                                                           --------   --------
OPERATING EXPENSES                                        $ 659,359  $ 566,262
                                                           --------   --------
LOSS FROM OPERATIONS                                      $ (35,102) $ (191,791)
                                                           ---------  ---------
OTHER INCOME (EXPENSE)
   Interest Expense                                       $  (9,451) $   (5,773)
   Gain on Sale of Fixed Assets                               9,335        -
                                                           --------   ----------
     Total Other Income (Expense)                         $    (116) $   (5,773)
                                                           --------   ----------
LOSS BEFORE PROVISION FOR INCOME TAX BENEFIT              $ (35,218) $ (197,564)

PROVISION FOR INCOME TAX BENEFIT                              5,955      68,579
                                                           --------   ----------
NET LOSS                                                  $ (29,263) $ (128,985)

Retained Earnings - Beginning                                53,520     182,505
                                                           --------   ----------
RETAINED EARNINGS - ENDING                                $  24,257   $  53,520
                                                             ======    ========

                 See accompanying Notes to Financial Statements

                           MANTECA ENTERPRISES, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MAY 31, 1998 AND 1998


                                                        1998           1997
CASH FLOWS FROM OPERATIMG ACTIVITIES
  Cash Received from Customers                      $  650,765     $ 582,812
                                                       -------       -------
  Cash Paid to Suppliers and Employees              $  594,139     $ 531,662
  Cash Paid for Interest                                 9,451         5,773
                                                       -------       -------
    Total Cash Paid                                 $  603,590     $ 537,435
                                                       -------       -------
    Net Cash Provided by Operating Activities       $   47,175        45,377
                                                       -------     $ -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from Sale of Equipment                   $   27,253     $      -
  Purchases of Equipment                               (32,463)      (76,370)
                                                      --------       --------
    Net Cash (Used) by Investing Activities         $    5,210     $ (76,370)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Notes Payable                       $     -        $  57,652
  Payments on Notes Payable                            (44,246)      (27,053)
  Proceeds from Checks Written in
     Excess of Cash in Bank                              1,302           -
                                                       -------        -------
     Net Cash Provided by Financing Activities      $  (42,944)    $  30,599
                                                        -------       -------
NET INCREASE IN CASH                                $     (979)    $    (394)

Cash - Beginning                                    $      979     $   1,373
                                                       -------        -------
CASH - ENDING                                       $      -       $     979
                                                       ========        ========

NON-CASH  TRANSACTIONS
During the year ended May 31,  1998 a vehicle  was trade in on another  vehicle.
This  new  vehicle   purchase   consummated  in  no  cash  changing  hands,  and
accordingly, had no effect on this statement.

                See accompanying Notes to Financial Statements.

                           MANTECA ENTERPRISES, INC.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MAY 31, 1998 AND 1997


                                                        1998          1997

RECONCILIATIONS OF NET LOSS TO NET
CASH PROVIDED BY OPERATING ACTIVITIES

NET LOSS                                               $(29,263)     $(128,985)
                                                       ---------      ---------
ADJUSTMENTS TO RECONCILE NET LOSS TO
NET CASH PROVIDED BY OPERATING ACTIVITIES
  Depreciation                                         $  53,104     $  54,876
  Amortization                                               -             140
  Gain on Sale of Fixed Assets                            (9,335)           -
  Decrease (Increase) in:
     Accounts Receivable - Trade                          27,835       182,756
     Due From Affiliate                                    3,000        25,585
     Prepaid Expenses                                     (4,645)       (7,443)
     Deposits                                                 -         (1,200)
     Deferred Tax Benefit                                   (702)           -
  Increase (Decrease) in:
     Accounts Payable - Trade                              2,273         7,011
     Due to Affiliated Companies                              -         (4,142)
     Accrued Wages and Payroll Taxes                      14,589        (4,383)
     Income Taxes Payable                                     -         (5,488)
     Due to Officer                                           -         (2,500)
     Deferred Income Taxes                                (9,681)      (70,850)
                                                          -------      --------
  Net Cash Provided By Operating Activities            $  47,175     $  45,377
                                                          =======      ========

                 See accompanying Note to Financial Statements.

                            MANTECA ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 1998 AND 1997


NOTE 1              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                    Nature of Business

                    Manteca Enterprises, Inc. (The Company), incorporated on June 4,1992, operates as a management company for three affiliated local delivery companies in the Midwest.

                    Use  of Estimates

                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Property and Equipment Depreciation

                    Property and equipment is reflected at cost. When retired or otherwise disposed of, the original cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in operations. Depreciation is computed using accelerated methods.

                    Revenue Recognition

                    The Company recognizes revenues form the delivery services upon the completion of each assigned delivery and courier job.

                    Advertising

                    Advertising costs are generally charged to operations in the year incurred.

NOTE 2              RELATED PARTY TRANSACTIONS

                    The Company's sole shareholder also owns Regional Express II, Inc., Regional Express III, Inc., and 50% of First Choice Courier and Distribution Systems, Inc. Management fees were charged to these affiliates in the amount of $553,254 and $346,990 for the years ended May 31, 1998 and 1997. Management fees are recorded as accounts payable on the affiliates' books and accounts receivable on the Company's books. Accounts receivable from the affiliates was $24,891 and $52,726 at May 31, 1998 and 1997.

NOTE 3              LEASE INCOME

                    The Company maintains a central computer system for the related courier companies. The Company is responsible for all maintenance, upgrades and communications associated with the computer system. At the beginning of each calendar year, the Company estimates the cost of the computer lease, along with the related services, to each of the affiliates. Lease income recorded was $71,003 and $27,481 for the years ended May 31, 1998 and 1997, respectively.

                            MANTECA ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 1998 AND 1997


NOTE 4              Operating Leases

                    The Company has multiple lease agreements with Datatrac Corporation for Mobile Data Units. This wireless data service agreement, dated December 11, 1997, is for a period of thirty-six months. The lease agreement is based upon a total of 150 units being used at seventy-five dollars per unit, per month, with an aggregate monthly service fee of $11,250. The service fee includes both maintenance and airtime. Additionally, Datatrac charges a $150 monthly connection fee.

                    The Company leases the mobile data units to affiliates on a monthly as needed basis. Future minimum lease payments to Datatrac Corporation are as follows:

                                        Years Ending May 31,      Amount

                                             1999              $ 136,800
                                             2000                136,800
                                             2001                 79,800
                                            -----               ---------
                                            Total              $ 353,400
                                                                ========

NOTE 5              INCOME TAXES

                    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the "asset and liability" method of accounting for income taxes.

                    Accordingly,   deferred  tax  assets  and   liabilities  are
                    computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                            MANTECA ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 1998 AND 1997


NOTE 5          INCOME TAXES (CONTINUED)

                The provision for income taxes (benefits) was computed as follows:

                                                       1998                1997
          Currently Payable
            Federal                                 $  3,196           $  1,893
            State                                      1,232                378
                                                     -------            --------
               Total Current Income Tax             $  4,428           $  2,271
                                                     -------            --------
          Change in Deferred:
            Federal                                 $ (8,653)          $(59,042)
            State                                     (1,730)           (11,808)
                                                     --------           --------
               Total (Decrease) in Deferred         $(10,383)          $ 70,850)
                  Income Tax (Benefit)               --------           --------

               Provision for Income Tax (Benefit)   $ (5,955)          $(68,579)
                                                    =========           ========

          Components  -  Deferred

          The deferred tax asset (liability) in the accompanying balance sheets included the following and was caused by the differences between the cash basis and accrual basis of accounting conversions at May 31:

                                                             1998         1997

                 Deferred Income Tax Asset                 $  702      $     -
                 Deferred Income Tax (Liability)- Current      -         (9,681)
                                                            -----        -------
                 Total Deferred Tax Asset (Liability)      $  702      $ (9,681)
                                                            =====        =======


          The following is a reconciliation of income tax computed at the applicable statutory rates to the provison for taxes:

                                                            1998           1997

                 Statutory Federal Tax Rate

                 State Taxes (Net of Federal Benefit        (15)%          (34)%
                 Other Non-Deductible Expenses               (6)            (6)
                 Effective Tax Rate                           4              5
                                                            ----           ----
                                                             17%           (35)%
                                                            ====           ====

NOTE 6           NOTES PAYABLE

                 Nation's Bank

                 The Company purchased a vehicle with a note dated August 1, 1997, at 8.5% per annum, payable in monthly installments of principal and interest, in the amount of $748 each month, starting September 1, 1997. The entire balance and all accrued interest is due on August 1, 2000. The balance was $17,713 at May 31, 1998.

                 The Company acquired another vehicle with a note dated April 9, 1996, at 8.24% per annum, payable in monthly installments of principal and interest in the amount of $490 each, starting April 9, 1996. The entire outstanding balance and all accrued interest is due on April 9, 2001. The balance was $14,575 and $19,971 at May 31, 1998 and 1997.

                            MANTECA ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 1998 AND 1997


NOTE 6            NOTES PAYABLE (CONTINUED)

                  Another note, dated December 7, 1995 was payable in monthly installments of $545, including principal and interest at 9.2% per annum. The payments began on January 7, 1996. The balance was $19,697 at May 31, 1997 and was paid in full during the year ended May 31, 1998.

                  Citizen's National Bank

                  Computer equipment was purchased with a note dated April 17, 1997, payable in 35 monthly principal installments of $1,813, plus interest, commencing on May 18, 1997. All outstanding principal plus accrued interest shall be payable on April 18, 2000. Interest is payable at one-percent above the commercial base rate. (9.5% at May 31, 1998 and 1997). The balance was $41,700 and $63,457 at May 31, 1998 and 1997.

                  The five-year maturities of notes payable are as follows:

                              Years Ending May 31,               Amount

                                   1999                       $  33,593
                                   2000                          33,259
                                   2001                           7,136
                                   ----                          ------
                                   Total                      $  73,988
                                                                 ======

NOTE 7    SALE OF COMPANY

          The Company has had the financial statements audited for the pending sale of the stock along with corporate assets to Consolidated Delivery & Logistics, Inc. a publicly traded company.

               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT

                 DECEMBER 8, 1998 AND DECEMBER 31, 1997 AND 1996

                                TABLE OF CONTENTS



                                                                         PAGE

Independent Auditor's Report                                              1

Balance Sheets
     December 8, 1998, and December 31, 1997 and 1996                     2

Statements of Income and Retained Earnings
     For the Period January 1 through December 8, 1998 and
     For the Years Ended December 31, 1997 and 1996                       3

Statements of Cash Flows
     For the Period January 1 through December 8, 1998 and
     For the Years Ended December 31, 1997 and 1996                      4 - 5

Notes to Financial Statements                                            6 - 9

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
First Choice Courier and Distribution Systems, Inc.
Saint Louis, Missouri


We have audited the accompanying balance sheets of First Choice Courier and Distribution Systems, Inc., as of December 8, 1998 and December 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the period and years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of First Choice Courier and Distribution Systems, Inc. as of December 8, 1998 and December 31, 1997 and 1996 and the results of its operations and its cash flows for the period and years then ended in conformity with generally accepted accounting principles.

                                            /s/ Larson, Allen,
                                            Weishair & Co., LLP
                                            LARSON, ALLEN, WEISHAIR & CO., LLP

St. Louis, Missouri
January 16, 1999




               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.
                                 BALANCE SHEETS
                 DECEMBER 8, 1998 and DECEMBER 31, 1997 and 1996



                                                                 1998                  1997                    1996
                                                            ----------------      ---------------    -----------------

                           ASSETS

   CURRENT ASSETS
     Cash                                                           $59,315              $146,043          $26,244
     Accounts Receivable - Trade                                    401,940               382,765          230,779
     Accounts Receivable - Other                                     18,482                 3,544           38,355
     Prepaid Expenses                                                   538                 8,347           13,795
                                                            ----------------      ---------------    -------------
       Total Current Assets                                         480,275               540,699          309,173
                                                            ----------------      ---------------    -------------

   PROPERTY AND EQUIPTMENT (at Cost)
     Equipment and Software                                         236,441               182,079          116,642
     Leasehold Improvements                                          26,449                16,814             -
                                                            ----------------      ---------------    -------------
               Total                                                262,890               198,893          116,642
     Less:  Accumulated Depreciation                                 80,502                44,717           17,841
                                                            ----------------      ---------------    -------------
               Total Property and Equipment
                 (at Depreciated Cost)                              182,388               154,176           98,801
                                                            ----------------      ---------------    -------------
   OTHER ASSETS
     Deposits                                                         5,000                 -                -
     Customer List (Net of Accumulated
       Amortization)                                                 82,472                83,184          64,399
     Noncompete Agreement (Net of Accumulated
       Amortization)                                                113,594               121,355              -
     Organization Costs (Net of Accumulated
       Amortization)                                                  2,805                 4,040           5,386
                                                            ----------------      ---------------    ------------
            Total Other Assets                                      203,871               208,579          69,785
                                                            ----------------      ---------------    ------------

            Total Assets                                           $866,534              $903,454        $477,759
                                                            ================      ===============    ============


                 See accompanying Notes to Financial Statements.


                                                                     1998                  1997                1996
                                                                     ----                  ----                ----

             LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
     Current Maturities of Long-Term Debt                            $212,792              $99,419           $55,788
     Accounts Payable - Trade                                          21,552               72,611            18,500
     Accounts Payable - Related Party                                   2,836                2,406               990
     Accrued Wages and Payroll Taxes                                   21,152               35,070            27,312
     Accrued Income Taxes                                              18,540               14,400                 -
     Deferred Income Taxes                                            164,540              107,600            25,300
     Due to Regional Express II, Inc. - Related Party                   2,277                    -                 -
                                                                     --------             --------           -------
       Total current liabilities                                      443,689              331,506           127,890
                                                                     --------            ---------           -------
   LONG-TERM DEBT
     Notes Payable to Financial Institutions                          203,816              230,947            97,867
     Notes Payable to Stockholders                                     87,824              172,724           218,540
                                                                     --------             --------           -------
       Total                                                          291,640              403,671           316,407
     Less:  Current Maturities                                        212,792               99,419            55,788
                                                                     ---------            --------           -------
       Long-Term Debt (Net of Current Maturities
           Shown Above)                                                78,848              304,252           260,619
                                                                     ---------            --------           -------

   DEFERRED INCOME TAXES                                                 -                  11,600              -
                                                                     ---------            -------
   TOTAL LIABILITIES                                                  522,537              647,358           388,509
                                                                     ---------            --------           -------
   STOCKHOLDERS' EQUITY
     Common Stock, $.01 Par Value, Authorized -
         30,000 Shares, Issued and Outstanding -
          10,000 Shares                                                   100                  100               100
     Additional Paid in Capital                                        19,900               19,900            19,900
     Retained Earnings                                                323,997              236,096            69,250
                                                                    ---------             --------           -------
       Total Stockholders' Equity                                     343,997              256,096            89,250
                                                                    ---------             --------           -------
       Total Liabilities and Stockholders' Equity                    $866,535             $903,454          $477,759
                                                                    =========             ========           =======



               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
              FOR THE PERIOD JANUARY 1 THROUGH DECEMBER 8, 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                       1998                  1997                  1996
                                                 -----------------      ----------------      ----------------

   SALES                                              $3,846,010             $3,501,596           $2,403,977
                                                 -----------------      ----------------      ----------------

   DIRECT OPERATING EXPENSES
     Subcontracted Couriers                            2,212,774              1,941,239            1,246,264
     Direct Labor                                        140,865                165,613              157,874
     Payroll Taxes                                        11,788                 13,937               15,251
     Workmen's Compensation
          Insurance                                       12,311                 13,673               13,073
     Agent's Expense                                      36,361                 26,174                8,850
     Vehicle Reimbursements                                1,384                  2,712                6,276
                                                 -----------------      ----------------      --------------
       Total Direct Operating Expenses                 2,415,484              2,163,348            1,447,588
                                                 -----------------      ----------------      --------------
     GROSS PROFIT                                      1,430,526              1,338,248              956,389

   INDIRECT EXPENSES
     Indirect Operating Expenses                         661,840                551,685              425,600
     Selling Expenses                                    170,555                142,494              126,906
     General and Administrative
         Expenses                                        403,753                332,817              279,813
                                                 -----------------      ----------------      --------------
       Total Indirect Expenses                         1,236,148              1,026,996              832,319
                                                 -----------------      ----------------      --------------

   INCOME FROM OPERATIONS                                194,378                311,252              124,070
                                                 -----------------      ----------------      --------------

   OTHER INCOME (EXPENSE)
     Loss on Sale of Fixed Assets                         (6,802)                     -                    -
     Interest Income                                       1,139                      -                    -
     Miscellaneous Income                                  1,111                      -                    -
     Interest Expense                                    (27,645)               (36,106)             (29,520)
                                                 ----------------       ----------------      --------------
       Total Other Income (Expense)                      (32,197)               (36,106)             (29,520)
                                                 ----------------       ----------------      ---------------

   INCOME BEFORE PROVISION FOR
     INCOME TAXES                                        162,181                275,146               94,550

   PROVISION FOR INCOME TAXES                             74,280                108,300               25,300
                                                 ---------------       ----------------      ---------------
   NET INCOME                                             87,901                166,846               69,250
   Retained Earnings - Beginning                         236,096                 69,250                    -
                                                 ---------------       ----------------      ---------------
   Retained Earnings, Ending                            $323,997               $236,096              $69,250
                                                 ===============       ================      ===============


                                  See accompanying Notes to Financial Statements.




               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                    FOR THE PERIOD ENDED DECEMBER 8, 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                       1998                  1997                  1996
                                                 -----------------      ----------------      ----------------
   CASH FLOWS FROM OPERATING
       ACTIVITIES
     Cash Received from Customers                     $3,819,837             $3,384,421           $2,134,843
     Interest Collected                                    1,139                      -                    -
                                                 -----------------      ----------------      ---------------
         Total Cash Collected                          3,820,976              3,384,421            2,134,843
                                                 -----------------      ----------------      ---------------
     Cash Paid to Suppliers and
        Employees                                      3,683,783              3,080,781            2,223,113
     Interest Paid                                        27,645                 36,106               29,520
                                                 -----------------      ----------------      ---------------
         Total Cash Paid                               3,711,428              3,116,887            2,252,633
                                                 -----------------      ----------------      ---------------
         Net Cash Provided (Used) by
             Operating Activities                        109,548                267,534             (117,790)
                                                 -----------------      ----------------      ---------------
   CASH FLOWS FROM INVESTING
      ACTIVITIES
     Purchases of Intangible Assets                       (5,000)              (151,473)             (75,731)
     Increase in Deposit                                  (5,000)                     -                    -
     Proceeds from Sale of Fixed Assets                    7,000                      -                    -
     Purchases of Property and
       Equipment                                         (81,245)               (83,526)            (116,242)
                                                 -----------------      ----------------      ---------------
           Net Cash (Used) by Investing
               Activities                                (84,245)              (234,999)            (191,973)
                                                 -----------------      ----------------      ---------------
   CASH FLOWS FROM FINANCING
         ACTIVITIES
     Proceeds from Notes Payable                               -                281,185              150,025
     Payments on Notes Payable to
       Stockholder                                       (84,900)               (45,816)             169,366
     Payments on Notes Payable                           (27,131)              (148,105)              (3,384)
     Proceeds from Stock Issuance                              -                      -               20,000
                                                 -----------------      ----------------      ---------------
       Net Cash Provided (Used) by
            Financing Activites                         (112,031)                87,264              336,007
                                                 -----------------      ----------------      ---------------
   NET INCREASE (DECREASE) IN
         CASH                                            (86,728)               119,799               26,244

   Cash - Beginning                                      146,043                 26,244                    -
                                                 -----------------      ----------------      ---------------
   Cash - Ending                                         $59,315               $146,043              $26,244
                                                 =================      ================      ===============

                                  See accompanying Notes to Financial Statements.



               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                    FOR THE PERIOD ENDED DECEMBER 8, 1998 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                           1998                1997               1996
                                                  ----------------      ----------------      -------------

   RECONCILIATIONS OF NET
      INCOME TO NET CASH
      PROVIDED (USED) BY
      OPERATING ACTIVITIES

   NET INCOME                                             $87,901              $166,846              $69,250
                                                  ----------------      ----------------      --------------

   ADJUSTMENTS TO RECONCILE
      NET INCOME TO NET CASH
      PROVIDED (USED) BY
      OPERATING ACTIVITES
   Depreciation                                            39,231                28,151               17,841
   Amortization                                            14,708                12,679                5,946
   Loss on Sale of Fixed Asset                              6,802                     -                    -
   (Increase) Decrease in:
     Accounts Receivable - Trade                          (19,175)             (151,986)            (230,779)
     Accounts Receivable - Other                          (14,938)               34,811              (38,355)
     Prepaid Expenses                                       7,809                 5,448              (13,795)
   Increase (Decrease) in:
     Accounts Payable - Trade                             (50,629)               55,527               19,490
     Accrued Wages and Payroll Taxes                      (13,918)                7,758               27,312
     Accrued Income Taxes                                   4,140                14,400                    -
     Deferred Income Taxes - Current                       56,940                82,300               25,300
     Deferred Income Taxes - Long Term                    (11,600)               11,600                    -
     Due to Regional Express II, Inc. -
       Related Party                                        2,277                     -                    -
                                                  ----------------      ----------------      --------------
             Net Cash Provided (Used) By
                 Operating Activities                    $109,548              $267,534            $(117,790)
                                                  ================      ================      ===============

                                  See accompanying Notes to Financial Statements.


               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 8, 1998 AND DECEMBER 31, 1997 AND 1996


NOTE 1         Summary of Significant Accounting Policies

               Nature of Business

               First Choice Courier and Distribution Systems, Inc. (The Company), incorporated on September 30, 1995, operates as a full-service local delivery company with customary credit terms given to entities located in the Saint Louis metropolitan area.

               Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               Property and Equipment Depreciation

               Property and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property and equipment are reflected in income. Depreciation is computed on the accelerated methods for financial accounting purposes, based on the estimated useful lives of the assets.

               Customer List, Noncompete Agreement and Organization Costs

               Intangibles are capitalized and amortized on a straight-line basis. The customer list and noncompete agreements are amortized over the term of the related contract and organizational costs are amortized over 5 years.

               Revenue Recognition

               The Company recognizes revenues from the delivery services upon the completion of each assigned delivery and courier job.

               Advertising

               Advertising costs are generally charged to operations in the year incurred.

               Concentration of Credit Risk

               The  Company   occasionally   maintains  deposits  in  excess  of
               federally insured limits.

NOTE 2         RELATED PARTY TRANSACTIONS

               The Company is owned 50% by the only shareholder of Manteca Enterprises, Inc., which charged management fees of $136,288, $117,550 and $112,679 for the years ended December 8, 1998, and December 31, 1997 and 1996. Management fees are recorded as accounts payable on the Company's books and accounts receivable on Manteca Enterprises, Inc.'s books. Accounts Payable to the related party was $2,836, $2,406 and $990 at December 8, 1998, and December 31, 1997 and 1996.

               The Company has operating leases with Manteca Enterprises, Inc. for automobiles. These leases expired at December 31, 1997.

               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 8, 1998 AND DECEMBER 31, 1997 AND 1996

NOTE 3         Operating Leases

               The Company has a month-to-month building lease with a stockholder for $2,592 per month. The building consists of 3,500 square feet of finished office space, 3,500 square feet of unfinished office space (used for storage), and 7,000 square feet of dock and warehouse space. The Company currently sublets a portion of the lot and warehouse space to an unrelated third party. First Choice is responsible for all maintenance and improvements.

               The Company has a central computer lease with Manteca Enterprises, Inc. (related party) for $1,426 per month plus a prorated portion of annual maintenance. The price is adjustable based on the number of users that the Company has on the system at one time.

NOTE 4         INCOME TAXES

               The  Company   accounts  for  income  taxes  in  accordance  with
               Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes," which requires the use of the "asset and liability" method of accounting for income taxes

               Accordingly, deferred tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

               The provision for income taxes were computed as follows:

                                                                   1998               1997               1996
                                                                 ------------     ----------         ---------
               Current income tax:
                 Federal                                           $26,459          $10,800          $   -
                 State                                               2,481            3,600              -
                                                                 ----------      ----------          --------
                  Total Current Income Tax                          28,940           14,400              -
                                                                 ----------      ----------          --------
               Change in Deferred:
                  Federal                                           39,446           78,250            19,800
                  State                                              5,894           15,650             5,500
                                                                 ----------      ----------          --------
                Total Increase in Deferred Income
                       Tax                                          45,340           93,900            25,300
                                                                 ----------      ----------         ---------
                   Provision for Income Tax                        $74,280         $108,300           $25,300
                                                                 ==========      ==========         =========


               FIRST CHOICE COURIER AND DISTRIBUTION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 8, 1998 AND DECEMBER 31, 1997 AND 1996

NOTE 4              INCOME TAXES (CONTINUED)

                    COMPONENTS - Deferred

                    The deferred tax liability in the accompanying balance sheets included the following components and was caused by the differences between the cash basis and accrual basis of accounting conversions at December 8, 1998 and December 31, 1997 and 1996:


                                                                   1998             1997               1996
                                                               --------------    ------------      -----------
                  Deferred Income Taxes - Current                 $164,540          $107,600           $25,300
                  Deferred Income Taxes - Long-Term                  -                11,600              -
                                                               --------------    ------------      -----------

                    Total Deferred Tax Liability                  $164,540          $119,200           $25,300
                                                               ==============    ============      ===========


                  The following is a reconciliation of income tax computed at the applicable Statutory rates to the provision for taxes:

                                                                   1998             1997             1996
                                                               -------------    --------------   ------------

                   Statutory Federal Tax Rate                     35%               35%                35%

                   State Taxes (Net of Federal Benefit)            6                 6                  6

                   Surtax Exemption                                -                 -                (20)

                   Other Non-Deductible Expenses                   5                (2)                 6
                                                               =============  ==============    ===========
                   Effective Tax Rate                             46%               39%                27%
                                                               =============  ==============   ===========

NOTE 5         NOTES PAYABLE - FINANCIAL INSTITUTIONS

               Line of Credit

               On May 2, 1997 the Company secured a $260,000 line of credit. The principal is payable in thirty-five monthly installments of $7,225, commencing on June 2, 1997 and continuing until May 2, 2000, the final maturity date when all outstanding principal plus accrued interest shall be due. Interest is calculated at the commercial base rate plus one percent on the unpaid principal balance. (9.5% per annum at December 31, 1997 and 1996) The note is secured by all corporate assets and the personal guarantees of the stockholders.

               The Company also has a $23,510 note payable,  dated July 1, 1997,
               payable  in  thirty-six  monthly  payments  of  $742,   including
               principal and interest at 8.5% per annum.

               Another note for $18,500, dated November 17, 1997 is payable in thirty-six monthly payments of $586, including principal and interest at 8.73% per annum.

               The Company had a note payable with LeMay Bank & Trust Co. for a 1999 Mitsubishi, the note was dated November 16, 1998 with forty-eight monthly payments of $1,091 including principal and interest calculated at 7.68% per annum.

NOTE 6   NOTES PAYABLE - STOCKHOLDERS

               The Company had notes payable to stockholders, dated January 1, 1996, in the amount of $142,107 to Terry Bozzay and $77,687 to Charles Walch with a maturity date of December 9, 1998. Interest is payable at 10% per annum until the notes are fully paid. The total balance was $87,824, $172,724 and $218,540 at December 8, 1998, and December 31, 1997 and 1996, respectively.

NOTE 7         NOTES PAYABLE - FINANCIAL INSTITUTIONS - MATURITIES

               The five-year maturities of the Citizens's and LeMay along with the notes payable to stockholders are as follows:


                      Years Ending December 31,                          Amount
                 -------------------------------------           ---------------
                                 1999                                $164,540
                                 2000                                  54,208
                                 2001                                  12,092
                                 2002                                  12,548
                                                                 ---------------
                                Total                                $291,640
                                                                 ===============

NOTE 8    EMPLOYEE BENEFITS

          The Company had a Section 125 Cafeteria Plan, which was terminated December 31, 1997, and this plan was held at no contributing cost to the Company.

NOTE 9    CONCENTRATIONS OF REVENUES

          Approximately 10% of revenues are derived from W. W. Grainger, Inc.

NOTE 10   SALE OF COMPANY

          Effective December 9, 1998, the Company sold it's stock along with corporate assets to Consolidated Delivery & Logistics, Inc., a publicly traded company.

                            REGIONAL EXPRESS II, INC.

                            FINANCIAL STATEMENTS WITH
                          SUPPLEMENTARY INFORMATION AND
                          INDEPENDENT AUDITOR'S REPORT

                         AUGUST 31, 1998, 1997 AND 1996

                                TABLE OF CONTENTS


                                                                         PAGE

Independent Auditor's Report                                               1

Balance Sheets
     August 31, 1998, 1997 and 1996                                        2

Statements of Income and Retained Earnings
     For the Years Ended August 31, 1998, 1997 and 1996                    3

Statements of Cash Flows
     For the Years Ended August 31, 1998, 1997 and 1996                  4 - 5

Notes to Financial Statements                                            6 - 8

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Regional Express II, Inc.
Saint Louis, Missouri


We have audited the accompanying balance sheets of Regional Express II, Inc., as of August 31, 1998, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Regional Express II, Inc. as of August 31, 1998, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         /S/ Larson, Allen Weishair & Co., LLP

                                         LARSON, ALLEN, WEISHAIR & CO., LLP

St. Louis, Missouri
September 28, 1998


                           REGIONAL EXPRESS II, INC.
                                 BALANCE SHEETS
                         AUGUST 31, 1998, 1997 AND 1996


                                                       1998                1997           1996
               ASSETS

CURRENT ASSETS
  Cash                                           $    3,307            $   2,466      $   5,367
  Accounts Receivable - Trade                       198,223              173,351        205,547
  Other Receivable                                    2,000                  -              -
  Prepaid Expenses                                   16,653               14,704         17,050
  Refundable Taxes                                   12,706                  -              -
                                                    -------              -------        -------
    Total Current Assets                         $  232,889            $ 190,521      $ 227,964
                                                    -------              -------        -------
PROPERTY AND EQUIPMENT (at Cost)
  Equipment                                      $  100,090            $  65,056      $  65,056
  Leasehold Improvements                             10,474                7,804          7,804
                                                    -------              -------         ------
    Total                                        $  110,564            $  72,860      $  72,860
  Less:  Accumulated Depreciation                    51,811               39,644         28,225
    Total Property and Equipment                    -------              -------        -------
      (At Depreciated Cost)                      $   58,753            $  33,216      $  44,635
                                                    -------              -------        --------
OTHER ASSETS
  Customer List (Net of Accumulated Amortization $    3,066            $   3,333      $   3,600
  Noncompete Agreement (Net of
     Accumulated Amortization)                       19,932               21,666         23,400
  Organization Costs (Net of
     Accumulated Amortization)                          -                    119            404
  Deposits                                              780                  780            780
                                                    -------             --------        -------
     Total Other Assets                          $   23,778            $  25,898      $   28,184
                                                    -------              -------        -------
     Total Assets                                $  315,420            $ 249,635      $ 300,783
                                                    =======              =======        =======



                See accompanying Notes to Financial Statements.


                                                         1998              1997           1996

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Maturities of Long-Term Debt              $   7,851          $   6,679        $  6,139
  Accounts Payable - Trade                             49,453             57,257         135,878
  Due to Affiliated Companies                           5,095                -            61,246
  Accrued Wages and Payroll Taxes                       7,905              6,069           5,428
  Accrued Commissions                                   4,413                -              -
  Income Taxes Payable                                    -               12,328            -
  Deferred Income Taxes                                50,886             30,906          30,455
                                                      -------            -------         -------
    Total Current Liabilities                       $ 125,603          $ 113,239        $239,146
                                                      -------            -------         -------
LONG TERM DEBT
  Notes Payable                                     $  31,361          $   9,034        $ 15,176
  Less:  Current Maturities                             7,851              6,679           6,139
    Long-term Debt (Net of Current                    -------             ------          ------
      Maturities Shown Above)                       $  23,510          $   2,355        $  9,037
                                                      -------             ------          ------
STOCKHOLDERS' EQUITY
  Common Stock, $1 Par Value
    Authorized - 30,000 Shares
    Issued and Outstanding - 1,000 Shares           $   1,000          $   1,000        $  1,000
  Retained Earnings                                   165,307            133,041          51,600
                                                      -------            -------          ------
     Total Stockholders' Equity                     $ 166,307          $ 134,041        $ 52,600
                                                      -------            -------          ------

     Total Liabilities and Stockholders' Equity     $ 315,420          $ 249,635        $300,783
                                                     ========           ========         =======




                           REGIONAL EXPRESS II, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
               FOR THE YEARS ENDED AUGUST 31, 1998, 1997 AND 1996


                                                       1998                1997                1996


SALES                                              $1,875,709          1,532,608            1,766,223


DIRECT OPERATING EXPENSES
  Drivers' Commissions and Salaries                $1,139,166           $896,306           $1,133,253
  Gas & Oil                                             4,055              4,264                6,841
  Outside Delivery Services                            34,278             73,800               25,447
  Vehicle Reimbursements                                   57                 83                5,975
                                                    ---------            -------            ---------
     Total Direct Operating Expenses               $1,177,556           $974,453           $1,171,516
                                                    ---------            -------            ---------
GROSS PROFIT                                       $  698,153           $558,155           $  594,707
                                                      -------            -------              -------
INDIRECT EXPENSES
  Indirect Operating Expenses                      $  355,346           $319,697           $  359,328
  Selling Expenses                                    121,624            107,864               76,256
  General and Administrative Expenses                 205,418             64,919              218,954
                                                      -------            -------              -------
     Total Indirect Expenses                       $  682,388           $492,480           $  654,538
                                                      -------            -------              -------
INCOME (LOSS) FROM OPERATIONS                      $   15,765           $ 65,675           $  (59,831)
                                                      -------             ------               -------
OTHER INCOME (EXPENSE)
  Beeper Lease                                     $    6,784           $  5,683           $    6,819
  Radio Lease                                          26,644             23,337               28,766
  Vehicle Lease                                         4,619               -                     -
  Interest Expense                                     (1,897)            (1,141)              (2,473)
  Miscellaneous Income                                    833              1,916                6,274
                                                      -------            -------               -------
    Total Other Income (Expense)                   $   36,983           $  29,795          $   39,386
                                                      -------            -------               ------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES (BENEFIT)                           $   52,748           $ 95,470           $  (20,445)

PROVISION FOR INCOME TAXES (BENEFIT)                   20,482             14,029               (2,684)
                                                      -------            -------              -------
NET INCOME (LOSS)                                  $   32,266           $ 81,441           $  (17,761)

Retained Earnings - Beginning                         133,041             51,600               69,361
                                                      -------            -------               ------
RETAINED EARNINGS - ENDING                         $  165,307           $133,041           $   51,600
                                                      =======            =======               ======

                See accompanying Notes to Financial Statements.


                           REGIONAL EXPRESS II, INC.
                            STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED AUGUST 31, 1998, 1997 AND 1996

                                                                 1998           1997           1996

CASH FLOWS FROM OPERATING ACTIVITIES
  Cash Received from Customers                              $ 1,850,837       $ 1,564,544   $ 1,719,825
  Other Receipts                                                 37,023            23,986        39,386
                                                              ---------         ---------     ---------
    Total Cash Collected                                    $ 1,887,860       $ 1,588,530   $ 1,759,211
                                                              ---------         ---------     ---------
  Cash Paid to Suppliers and Employees                      $ 1,869,745       $ 1,584,149   $ 1,722,718
  Cash Paid for Interest                                          1,897             1,141         2,473
                                                              ---------         ---------     ---------
     Total Cash Paid                                        $ 1,871,642       $ 1,585,290   $ 1,725,191
                                                              ---------         ---------     ---------
     Net Cash Provided by Operating Activities              $    16,218       $     3,240   $    34,020
                                                              ---------         ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Equipment                                    $    (6,195)      $       -     $   (21,909)
                                                                 -------           ------       --------
     Net Cash (Used) by Investing Activities                $    (6,195)      $       -     $   (21,909)
                                                                 -------           ------       --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on Notes Payable                                 $    (9,182)      $    (6,141)  $   (12,840)
                                                                 -------           -------      --------
     Net Cash (Used) by Financial Activities                $    (9,182)      $    (6,141)  $   (12,840)

NET INCREASE (DECREASE) IN CASH                             $       841       $    (2,901)  $      (729)

Cash - Beginning                                                  2,466             5,367       $ 6,096
                                                                  -----             -----         -----

CASH - ENDING                                               $     3,307       $     2,466   $   $ 5,367
                                                                  =====             =====         ======


                 See accompanying Notes to Financial Statements


SUPPLEMENTAL NON-CASH DISCLOSURES

The company acquired a new automobile in February, 1998 for $35,034. The was acquired with a $3,525 downpayment, reflected above, and the assumption of a note in the amount of $31,509.

The acquisition of the automobile and assumption of the note has not been reflected within the Statement of Cash Flows.


                           REGIONAL EXPRESS II, INC.
                             STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED AUGUST 31, 1998, 1997 AND 1996


                                                       1998                1997           1996

RECONCILIATION OF NET INCOME (LOSS) TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                  $   32,266         $   81,441       $ (17,761)
                                                       ------             ------         --------
ADJUSTMENTS TO RECONCILE NET INCOME
  (LOSS) TO NET CASH PROVIDED BY
   OPERATING ACTIVITIES
    Gain on Sale of Assets                         $    -             $      -         $  (3,990)
    Depreciation                                      12,167              11,419          12,827
    Amortization                                       2,120               2,285           2,285
 Decrease (increase) in:
    Accounts receivable - trade                      (24,872)             36,277         (41,312)
    Other Receivable                                  (2,000)               -                -
    Advances                                             -                  -                 16
    Prepaid Expenses                                    (709)               -             (5,070)
    Refundable Taxes                                 (13,946)              2,346             -
    Due From Affiliates                                  -                (4,081)            -
  Increase (Decrease) in:
    Accounts Payable - Trade                          (7,804)            (78,621)         96,352
    Due to Affiliated Companies                        5,095             (61,246)         30,921
    Accrued Wages and Payroll Taxes                    1,836                 641         (35,482)
    Accrued Commissions                                4,413                -                -
    Income Taxes Payable                              12,328)             12,328          (2,318)
    Deferred Income Taxes                             19,980                 451          (2,448)
                                                      ------             -------          -------
  Net Cash Provided by Operating Activities        $  16,218          $    3,240        $ 34,020
                                                      ======              ======          =======



                See accompanying Notes to Financial Statements.

                            REGIONAL EXPRESS II, INC.
                          NOTES TO FINANCIAL STATEMENTS
                         AUGUST 31, 1998, 1997, AND 1996


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

         Regional Express II, Inc. (The Company), was incorporated on January 21, 1993 and operates as a full-service local delivery company in the Kansas City metropolitan area.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Property and Equipment Depreciation

         Property and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property and equipment are reflected in income. Depreciation is computed on accelerated methods for financial accounting purposes, based on the estimated useful lives of the assets.

         Revenue Recognition

         The Company recognized revenues from the delivery services upon the completion of each assigned delivery and courier job.

         Advertising

         Advertising costs are generally charged to operations in the year incurred.

         Customer List, Noncompete Agreement and Organization Costs

         Intangibles are capitalized and amortized on a straight-line basis. The customer list, noncompete agreements, and organizational costs are amortized over 5 years.

NOTE 2   RELATED PARTY TRANSACTIONS

         The Company is wholly owned by the shareholder of Manteca Enterprises, Inc., which charged management fees of $179,086, $43,117 and $190,131 for the years ended August 31, 1998, 1997 and 1996. Management fees are recorded as trade accounts payable on the Company's books and accounts receivable on Manteca Enterprises, Inc.'s books. Accounts Payable to the related party was $11,782, $29,645 and $101,021 at August 31, 1998,
         1997 and 1996.

         Manteca Enterprises, Inc. has provided open advances to the Company, which at August 31, 1996 totaled $61,246 and no interest provisions were accrued by either Company. At August 31, 1997, the advances were paid in full.

                            REGIONAL EXPRESS II, INC.
                          NOTES TO FINANCIAL STATEMENTS
                         AUGUST 31, 1998, 1997, AND 1996


NOTE 3    Operating Leases

          The Company has a building lease, which was extended August 14, 1998. The lease was extended for a three-year term, at $1,097 per month with additional common area maintenance costs, as applicable, beginning December 1, 1998 and expiring November 30, 2000. The original lease was dated September 21, 1994 and required monthly payments of $900.

          Future minimum lease payments for the years ended August 31 are as follows:

                                   Year Ending August 31,             Amount

                                        1999                        $ 13,164
                                        2000                          13,164
                                        2001                           3,291
                                                                      ------
                                        Total                       $ 29,619
                                                                     =======


NOTE 4    LEASE INCOME

          The Company leases mobile data units, radios, pagers, automobile, and uniforms to the subcontractors (drivers). The rates and terms are set forth in a signed lease agreement.

NOTE 5    INCOME TAXES

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the "asset and liability" method of accounting for income taxes.

          Accordingly, deferred tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities, primarily accounts receivable, prepaid expenses, and accrued expenses, that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

          Components - Deferred

          The deferred tax liability in the accompanying balance sheets included the following and was caused by the differences between the cash basis and accrual basis of accounting conversions at August 31:


                                                                           1998              1997               1996
                                                                   ---------------    --------------     --------------

                  Deferred Income Taxes - Current                         $50,886          $ 30,906           $ 30,455
                                                                   ===============    ==============     ==============


                            REGIONAL EXPRESS II, INC.
                          NOTES TO FINANCIAL STATEMENTS
                         AUGUST 31, 1998, 1997, AND 1996


NOTE 5    INCOME TAXES (continued)

          The provision for income taxes (benefit) was computed as follows:



                                               1998                1997                1996

          Currently Payable:
            Federal                        $     78             $  10,334          $     -
            State                               424                 3,244              (236)
                                             ------                ------             ------
               Total Current Income Taxes  $    502             $  13,578          $   (236)
          Change in Deferred:
            Federal                        $ 16,867             $  (1,277)         $ (2,040)
            State                             3,113                 1,728              (408)
                                             ------               -------             -------
               Total Increase (Decrease)
                 in Deferred
                   Income Taxes            $ 19,980             $     451          $ (2,448)
               Provision for Income          ------                ------             ------
                   Taxes (Benefit)         $ 20,482             $  14,029          $ (2,684)
                                             ======                ======            =======


          The following is a reconciliation of income tax computed at the applicable statutory rates to the provision for taxes:


                                                 1998          1997       1996

          Statutory Federal Tax Rate              25%           25%        (15)%
          State Taxes (Net of Federal Benefit)     6             6          (6)
          Other Non-Deductible Expenses            8           (16)          8
                                                  ---           ---         ---
          Effective Tax Rate                      39%           15%         13%
                                                  ===           ===         ===


NOTE 6    LONG-TERM DEBT

          The 8.45% payable to NationsBank, dated December 22, 1995 requires monthly payments of $599 and matures December 22, 1998. The note is collateralized by a 1995 Jeep.

          The 9.00% payable to Citizens National Bank, dated February 18, 1998 requires monthly payments of $655 and matures February 20, 2003. The note is collateralized by a 1998 Mitsubishi.

          The following is a combined schedule of current maturities of long term debt:


                              1999        $  7,851
                              2000           5,981
                              2001           6,543
                              2002           7,159
                              2003           3,827
                                            ------
                              Total       $  31,361
                                            =======


NOTE 7    CLASSIFICATIONS

          Certain items in the 1997 and 1996 reports have been reclassified to conform to current year classifications. Such reclassifications had no effect on previously reported net income.

NOTE 8    SALE OF COMPANY

          The Company has had the financial statements audited for the pending sale of the stock along with corporate assets to Consolidated Delivery & Logistics, Inc., a publicly traded company.

                           REGIONAL EXPRESS III, INC.

                            FINANCIAL STATEMENTS WITH
                          SUPPLEMENTARY INFORMATION AND
                          INDEPENDENT AUDITOR'S REPORT

                        SEPTEMBER 30, 1998, 1997 AND 1996

                               TABLE OF CONTENTS


                                                                   PAGE

Independent Auditor's Report                                         1

Balance Sheets
     September 30, 1998, 1997, and 1996                              2

Statements of Income and Retained Earnings
     For the Years Ended September 30, 1998, 1997, and 1996          3

Statements of Cash Flows
     For the Years Ended September 30, 1998, 1997, and 1996         4 - 5

Notes to Financial Statements                                       6 - 8

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Regional Express III, Inc.
Saint Louis, Missouri


We have audited the accompanying balance sheets of Regional Express III, Inc., as of September 30, 1998, 1997, and 1996, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Regional Express III, Inc. as of September 30, 1998, 1997, and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         /S/ Larson, Allen, Weishair & Co., LLP

                                         LARSON, ALLEN, WEISHAIR & CO., LLP

St. Louis, Missouri
October 16, 1998



                           REGIONAL EXPRESS III, INC.

                                 BALANCE SHEETS
                       SEPTEMBER 30, 1998, 1997 AND 1996

                                                     1998                1997                1996

          ASSETS

CURRENT ASSETS
  Cash                                            $  43,988             $    916             $   4,992
  Accounts Receivable - Trade                       208,520              294,084               246,042
  Prepaid Expenses                                   32,486               14,186                14,118
                                                    -------              -------               -------
     Total Current Assets                         $ 284,994              309,186             $ 265,152
                                                    -------              -------               -------
PROPERTY AND EQUIPMENT (At Cost)
  Equipment                                       $ 155,154             $ 155,154            $  152,311
  Leasehold Improvements                              2,000                 2,000                 2,000
                                                    -------               -------               --------
      Total                                       $ 157,154             $ 157,154            $  154,311
Less:  Accumulated Depreciation                     122,627               107,160                81,255
                                                    -------               -------                -------
      Total Property and Equipment
        (At Depreciated Cost)                     $  34,527             $  49,994            $   73,056
                                                    -------               -------               --------


OTHER ASSETS
  Customer List (Net of Accumulated Amortization) $  60,045             $  64,577            $    70,831
  Noncomplete Agreement (Net of
     Accumulated Amortization                        35,000                39,194                 41,667
  Organization Costs (Net of
     Accumulated Amortization)                          777                 2,330                  3,882
  Deposits                                            2,720                 2,720                  2,720
  Interstate and Intrastate Authority Licenses
    (Net of Accumulated Amortization)                 5,250                 5,750                  6,250
                                                    -------               -------                -------
          Total Other Assets                       $103,792              $114,571               $125,350
                                                    -------               -------                -------
          Total Assets                             $423,313              $473,751               $463,558
                                                    =======               =======                =======

                 See accompanying Notes to Financial Statements


LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Maturities of Long-term Debt            $  4,939              $   6,925               $  6,433
  Accounts Payable - Trade                          49,565                 38,516                 43,154
  Due to Regional Express II, Inc.                   5,599                    -                      -
  Due to Manteca Enterprises, Inc.                     -                      -                   93,190
  Accrued Expenses                                   8,618                 21,131                 14,012
  Income Taxes Payable                                 -                   27,859                 25,534
  Note Payable to Stockholder                          -                      -                   26,890
  Deferred Income Taxes                             75,191                 98,114                 66,897
                                                   -------                -------                -------
     Total Current Liabilities                    $143,912              $ 192,545               $276,830
                                                   -------               --------                -------

LONG-TERM DEBT
  Note Payable                                    $  4,939              $  12,465               $ 18,898
  Less:  Current Maturities                          4,939                  6,925                  6,433
                                                   -------               --------                --------
       Total Long-Term Debt (Net of Current
          Maturities as shown above)              $     -               $   5,540               $ 12,465
                                                   -------               --------                --------

STOCKHOLDERS' EQUITY
  Common Stock, $1 Par Value
    Authorized - 30,000 Shares
    Issued and Outstanding - 100 Shares           $    100              $     100               $    100
  Retained Earnings                                279,301                275,566                174,163
                                                   -------                -------                -------
       Total Stockholders'  Equity                $279,401              $ 275,666               $174,263
                                                   -------                -------                -------
       Total Liabilities and
          Stockholders' Equity                    $423,313              $ 473,751               $463,558
                                                   =======                =======                =======


                 See accompanying Notes to Financial Statements


                           REGIONAL EXPRESS III, INC.
                   STATEMEBTS OF INCOME AND RETAINED EARNINGS
              FOR THE YEAR ENDED SEPTEMBER 30, 1998, 1997 AND 1996


                                                                        1998                1997                1996


SALES                                                                $2,170,565          $2,293,696           $2,258,189
                                                                      ----------           --------              --------
DIRECT OPERATING EXPENSES
  Driver's Commissions                                               $1,304,166          $1,419,278           $ 1,402,261
  Gas and Oil                                                             2,762               2,800                 1,734
  Outside Delivery Services                                              49,070              14,680                29,946
                                                                      ---------           ---------             ---------
    Total Direct Operating Expenses                                  $1,355,998          $1,436,758           $ 1,433,941
                                                                      ---------           ---------             ---------
GROSS PROFIT                                                         $  814,567          $  856,938           $   824,248
                                                                      ---------           ---------             ---------
INDIRECT EXPENSES
  Indirect Operating Expenses                                        $   516,023         $  468,004           $   406,462
  Selling Expenses                                                        33,399             66,031                90,260
  General and Administrative Expenses                                    278,870            158,614               267,880
                                                                      ----------           --------              --------
    Total Indirect Expenses                                          $   828,292         $  692,649           $   764,602
                                                                      ----------           --------              --------
INCOME (LOSS) FROM OPERATIONS                                        $   (13,725)        $  164,289           $    59,646
                                                                      ----------           --------              --------
OTHER INCOME (EXPENSE)
  Beeper Lease                                                       $     5,986         $    8,486           $     9,810
  Radio Lease                                                             19,170             15,429                19,132
  Interest Expense                                                          (817)            (1,742)               (8,316)
  Penalties and Late Fees                                                   (127)            (1,866)                 (397)
  Miscellaneous Income                                                     1,028              1,443                 1,458
  Gain on Sale of Equipment                                                   -                 -                   7,899
                                                                      ----------           --------              --------
     Total Other Income (Expense)                                    $    25,240         $   21,750           $    29,586
                                                                      ----------           --------              --------
INCOME BEFORE PROVISION FOR INCOME TAXES                                  11,515            186,039                89,232

PROVISION FOR INCOME TAXES                                                 7,780             84,636                30,512
                                                                      ----------           --------              --------
NET INCOME                                                           $     3,735         $  101,403           $    58,720

Retained Earnings - Beginning                                            275,566            174,163               115,443
                                                                      ----------           --------              --------
RETAINED EARNINGS - ENDING                                           $   279,301         $  275,566           $   174,163
                                                                      ==========           ========              ========
                 See accompanying Notes to Financial Statements



                           REGIONAL EXPRESS III, INC.
                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996


                                                                      1998                    1997                1996
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash Received from Customers                                   $ 2,256,129             $ 2,251,197          $ 2,254,372
  Others Receipts                                                     26,184                  25,359               30,401
                                                                   ---------               ---------            ---------
     Total Cash Collected                                        $ 2,282,313             $ 2,276,556          $ 2,284,773
                                                                   ---------               ---------            ---------
  Cash Paid to Suppliers and Employees                           $ 2,230,898             $ 2,242,723          $ 2,075,717
  Cash Paid for Interest                                                 817                   1,742                8,317
                                                                   ---------               ---------            ---------
     Total Cash Paid                                             $ 2,231,715             $ 2,244,465          $ 2,084,034
                                                                   ---------               ---------            ---------
     Net Cash Provided by Operating Activities                   $    50,598             $    32,091          $   200,739
                                                                   ---------               ---------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Equipment                                         $      -                $    (2,843)         $  (11,049)
                                                                   ---------               ---------            ---------
     Net Cash (Used) by Investing Activities                     $      -                $    (2,843)         $   (11,049)
                                                                   ---------               ---------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on Notes Payable                                      $    (7,526)            $   (33,324)         $  (187,483)
                                                                   ---------               ---------            ---------
    Net Cash (Used) by Financing Activities                      $    (7,526)            $   (33,324)         $  (187,483)
                                                                   ---------               ---------            ---------
NET INCREASE (DECREASE) IN CASH                                  $    43,072             $    (4,076)         $     2,207

Cash - Beginning                                                         916                   4,992                2,785
                                                                   ---------               ---------            ---------
CASH - ENDING                                                    $    43,988             $       916          $     4,992
                                                                   =========               =========            =========


                See accompanying Notes to Financial Statements.

                           REGIONAL EXPRESS III, INC.
                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

                                                                 1998                1997                1996

RECONCILIATIONS OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES

NET INCOME                                                    $  3,735            $ 101,403           $ 58,720
                                                               -------             --------            -------
ADJUSTMENTS TO RECONCILE NET INCOME TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES
     Gain on Sale of Equipment                                $     -              $    -             $  (7,899)
     Depreciation                                               15,467               25,905             37,890
     Amortization                                               10,779               10,780             10,779
     Decrease (Increase) in:
       Accounts Receivable - Trade                              85,564              (48,042)           (21,170)
       Prepaid Expenses                                        (18,300)                 (68)               280
     Increase (Decrease) in:
       Accounts Payable - Trade                                 11,049               (4,638)             7,041
       Due to Manteca Enterprises, Inc.                            -                (93,910)            78,126
       Due to Regional Express II, Inc.                          5,599                  -                   -
       Accrued Expenses                                        (12,513)               7,119              6,460
       Income Taxes Payable                                    (27,859)               2,325             25,534
       Deferred Income Taxes                                   (22,923)              31,217              4,978
                                                               --------              ------            -------
          Net Cash Provided By Operating Activities           $  50,598            $ 32,091           $200,739
                                                               =======               ======            =======

                See accompanying Notes to Financial Statements.

                           REGIONAL EXPRESS III, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        SEPTEMBER 30, 1998, 1997 AND 1996

NOTE 1         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Nature of Business

               Regional Express III, Inc. (The Company), was incorporated on March 15, 1994 and operates as a full-service local delivery company with customary credit terms given to entities located in the Indianapolis, Indiana metropolitan area.

               Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               Property and Equipment Depreciation

               Property and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property and equipment are reflected in income. Depreciation is computed on the accelerated methods for financial accounting purposes, based on the estimated useful lives of the assets.

               Revenue Recognition

               The Company recognized revenues from the delivery services upon the completion of each assigned delivery and courier job.

               Advertising

               Advertising costs are generally charged to operations in the year incurred.

               Customer Lists, Noncompete Agreement, Organization Costs and Authority Licenses.

               Intangibles  are  capitalized  and  amortized on a  straight-line
               basis.   The   customer   list,    Noncompete    Agreements   and
               Authority Licenses are amortized over 15 years.

NOTE 2         RELATED PARTY TRANSACTIONS

               The Company is wholly owned by the shareholder of Manteca Enterprises, Inc., which charged management fees of $247,637, $137,090 and $247,587 for the years September 30, 1998, 1997 and
               1996. Management fees are recorded as accounts payable on the Company's books and accounts receivable on Manteca Enterprises, Inc.'s books. Accounts Payable to the related party was $2,242, $2,691 and $4,370 at September 30, 1998, 1997 and 1996.

               Manteca Enterprises, Inc. has provided open advances to the Company, which at September 30, 1996 totaled $93,910 and no interest provisions were made by either Company. At September 30, 1997 and 1998, the advances were paid in full.

               The Company is wholly owned by the shareholder of Regional Express II, Inc. which has provided open advances to the Company, which at September 30, 1998 totaled $5,599 and no interest provisions were made by either company.

                           REGIONAL EXPRESS III, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        SEPTEMBER 30, 1998, 1997 AND 1996


NOTE 3         LEASE INCOME

               Regional Express III, Inc. leases mobile data units, radios, pagers, and uniforms to the subcontractors (drivers). The rates and terms are set forth in signed lease agreements.

NOTE 4         OPERATING LEASES

               The Company has a three-year building lease, dated March 4, 1998, with monthly rental payments of $2,333 per month, beginning May 31, 1998 and expiring on the 36th full month thereafter. In addition, the Company pays an annual common area maintenance charge under the lease. The original lease was dated September 21, 1994. Future minimum lease payments for the years ended September 30 are as follows:


                    Years Ending September 30,              Amount

                         1999                               27,996
                         2000                               18,664
                                                            ------
                         Total                             $46,660
                                                            ======
NOTE 5         INCOME TAXES

               The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the "asset and liability" method of accounting for income taxes

               Accordingly, deferred tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities, primarily accounts receivable, prepaid expenses, and accrued expenses, that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                           REGIONAL EXPRESS III, INC.

                           REGIONAL EXPRESS III, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        SEPTEMBER 30, 1998, 1997 AND 1996


NOTE 5          INCOME TAXES (continued)

               The provision for income taxes was computed as follows:

                                                        1998                 1997                1996
     Currently Payable
       Federal                                       $ 22,624            $ 42,868            $ 19,763
       State                                            8,079              10,551               5,771
                                                       ------              ------              ------
          Total Current Income Tax                   $ 30,703            $ 53,419            $ 25,534
                                                       ------              ------              ------
     Change in Deferred:
       Federal                                       $(20,329)           $ 27,264            $  4,148
       State                                           (2,594)              3,953                 830
                                                      --------             ------               -----
          Total Increase in Deferred Income Tax      $(22,923)           $ 31,217            $  4,978
                                                      --------             ------              ------
          Provision for Income Tax                   $  7,780            $ 84,636            $ 30,512
                                                      =======              ======              ======

               Components  -  Deferred

               The deferred tax liability in the accompanying balance sheets included the following and was caused by the differences between the cash basis and accrual basis of accounting conversions at September 30:

                                                        1998             1997             1996
                                                      --------           ----             ----

               Deferred Income Taxes - Current        $75,191         $ 98,114         $ 66,897
                                                      ========         =======         ========

               The following is a reconciliation of income tax computed at the applicable statutory rates to the provision for taxes:


                                                     1998        1997       1996

               Statutory Federal Tax Rate             15%         39%        27%
               State Taxes (Net of Federal Benefit     6           6          6
               Other Non-Deductible Expenses          46           -          -
                                                      ---         ---        ---
               Effective Tax Rate                     67%         45%        34%
                                                      ===         ===        ===

NOTE 6         LONG-TERM DEBT

               The 7.74% note payable to NationsBank, dated June 11, 1997 requires monthly payments of $638 and matures June 11, 1999. The note is collateralized by a 1997 Dodge Intrepid.

NOTE 7         RECLASSIFICATIONS

               Certain items in the 1997 and 1996 reports have been reclassified to conform to current year classifications. Such reclassifications had no effect on previously reported net income.

NOTE 8         SALE OF COMPANY

               The company has had the financial statements audited pending sale of the stock along with corporate assets to Consolidated Delivery & Logistics, Inc., a publicly traded company.


                            MANTECA ENTERPRISES, INC.
                            CONDENSED BALANCE SHEETS



                                                      November 30        May 31,
                                                        1998              1998
                                                     (Unaudited)       (Audited)
                                                                         Note 1
                    ASSETS

   CURRENT ASSETS
     Cash and cash equivalents                        $6,243          $     -
     Accounts receivable, net                           -                 24,891
     Prepaid expenses and other current assets         8,677              19,606
     Deferred tax asset                               18,538                 702
                                                    ---------       ------------
       Total current assets                           33,458              45,199

   Equipment and leasehold improvements, net          25,876              89,190
   Other assets                                        1,200               1,200
                                                   ---------      --------------
       Total assets                                  $60,534            $135,589
                                                   =========      ==============

          LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
     Current maturities of long-term debt            $19,733             $33,591
     Accounts payable and accrued liabilities         62,012              37,244
                                                 -----------       -------------
       Total current liabilities                      81,745              70,835

   LONG-TERM DEBT                                     11,089              40,397
                                               -------------       -------------
       Total liabilities                              92,834             111,232
                                               -------------       -------------

   STOCKHOLDERS' EQUITY
     Common stock, $1 par value                          100                 100
     Retained Earnings (accumulated deficit)         (32,400)             24,257
                                               --------------      -------------
       Total stockholders' equity (deficit)          (32,300)             24,357
                                               --------------      -------------
       Total liabilities and stockholders'
          equity (deficit)                           $60,534            $135,589
                                               =============       =============

         See notes to unaudited condensed interim financial statements.


                            MANTECA ENTERPRISES, INC.
                     CONDENSED STATEMENTS OF OPERATIONS AND
                    RETAINED EARNINGS (ACCUMULATED DEFICIT)
                                   (Unaudited)


                                           For the Six Months Ended November 30,
                                          --------------------------------------
                                                1998                    1997
                                          ---------------          -------------

   Revenue                                   $420,254               $266,652

   Cost of Revenue                            235,212                190,482
                                          ---------------      -----------------

     Gross Profit                             185,042                 76,170

   Selling, general, and administrative
      expenses                                236,315                 88,413
                                          --------------       -----------------

      Loss from operations                    (51,273)               (12,243)

   Other (Income) Expense:
     Other expense, net                        11,913                      -
     Interest expense                           2,806                  5,364
                                          ---------------     ------------------
                                               14,719                  5,364
                                          ---------------     ------------------
   Loss before benefit from income taxes      (65,992)               (17,607)

   Income tax benefit                         (14,836)                (7,043)
                                          ---------------     -----------------

     Net loss                                 (51,156)               (10,564)

   Retained earnings, beginning of period      24,257                 53,520
   Dividend to stockholders                    (5,501)                     -
                                          ---------------     -----------------
   Retained arnings (accumulated deficit),
       end of period                         $(32,400)               $42,956
                                          ===============     ==================


         See notes to unaudited condensed interim financial statements.

                            MANTECA ENTERPRISES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                       For the Six Months
                                                                              ------------------------------------
                                                                                       Ended November 30,
                                                                                     1998               1997
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                         $(51,156)           $(10,564)
Adjustments to reconcile net loss to net cash provided by operating activities -
    Depreciation and amortization                                                  24,432              21,750
    Loss on sale of equipment                                                      11,957                   -
    Deferred income taxes                                                         (17,836)                  -
    Changes in operating assets and liabilities
      (Increase) decrease in -
        Accounts receivable, net                                                   24,891              24,806
        Prepaid expenses and other current assets                                  10,929               5,548
      Increase (decrease) in -
        Accounts payable and accrued liabilities                                   24,768              (9,658)
                                                                                   ------              -------
          Net cash provided by operating activities                                27,985              31,882
                                                                                   ------              -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment                                                  27,500                   -
  Purchase of equipment and leasehold improvements                                   (575)             (7,545)
                                                                                   -------             -------
          Net cash provided by (used in) investing activities                      26,925              (7,545)
                                                                                   -------             -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt                                                    (43,166)            (25,316)
  Dividend to stockholders                                                         (5,501)                -
                                                                                   -------            ---------
          Net cash used in financing activities                                   (48,667)            (25,316)
                                                                                  --------            ---------
          Net increase (decrease) in cash and cash equivalents                      6,243                (979)
CASH AND CASH EQUIVALENTS, beginning of period                                          -                 979
                                                                                  --------            ---------
CASH AND CASH EQUIVALENTS, end of period                                         $  6,243            $     -
                                                                                  ========            =========


         See notes to unaudited condensed interim financial statements.

                            MANTECA ENTERPRISES, INC.
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION:

The accompanying unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The condensed balance sheet at May 31, 1998, has been derived from the audited financial statements at that date. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended November 30, 1998, are not necessarily indicative of the results that may be expected for any other interim period or for the year ending May 31, 1999.



                            REGIONAL EXPRESS II, INC.
                            CONDENSED BALANCE SHEETS



                                                                November  30,          August 31,
                                                                   1998                  1998
                                                               -----------------     --------------
                                                                 (Unaudited)           (Audited)
                               ASSETS                                                    Note 1

   CURRENT ASSETS
     Cash and cash equivalents                                    $  9,693              $  3,307
     Accounts receivable, net                                      190,603               198,223
     Prepaid expenses and other current assets                      21,825                31,359
                                                                   -------                -------
       Total current assets                                        222,121               232,889

   Equipment and leasehold improvements, net                        45,813                58,753
   Intangible assets, net                                           22,390                22,998
   Other assets                                                        780                   780
                                                               ===========             ==========
       Total assets                                               $291,104              $315,420
                                                               ===========             ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
     Current maturities of long-term debt                       $    4,277              $  7,851
     Accounts payable and accrued liabilities                       47,767                66,866
     Deferred income taxes                                          65,494                50,886
                                                                 ---------               -------
       Total current liabilities                                   117,538               125,603

   LONG-TERM DEBT                                                   22,784                23,510
                                                                 ---------               -------
       Total liabilities                                           140,322               149,113
                                                                 ---------               -------
   STOCKHOLDERS' EQUITY
     Common Stock                                                    1,000                 1,000
     Retained Earnings                                             149,782               165,307
                                                                 ---------               -------
       Total stockholders' equity                                  150,782               166,307
                                                                 ---------               -------
       Total liabilities and stockholders' equity               $  291,104              $315,420
                                                                 =========               =======

         See notes to unaudited condensed interim financial statements.


                            REGIONAL EXPRESS II, INC.
            CONDENSED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                   (Unaudited)


                                                            For the Three Months Ended November 30,
                                                          ---------------------------------------
                                                                1998                    1997
                                                          ---------------         ------------

   Revenue                                                       $499,031          $  409,244

   Cost of revenue                                                314,139             261,283
                                                               ----------            --------

     Gross profit                                                 184,892             147,961

   Selling, general, and administrative expenses                  188,112             129,973
                                                               ----------            --------

      Income (loss) from operations                                (3,220)             17,988

   Other (income) expense
     Other income, net                                             (4,945)             (8,419)
     Interest expense                                                 641                 197
                                                               ----------            ---------
                                                                   (4,304)             (8,222)
                                                               ----------            --------
   Income before provision for income taxes                         1,084              26,210

   Provision for income taxes                                      16,608              10,484
                                                               ----------            --------
     Net income (loss)                                            (15,524)             15,726

   Retained earnings, beginning of period                         165,307             133,041
                                                               ----------            --------
   Retained earnings, end of period                           $   149,783          $  148,767
                                                                ==========            ========


         See notes to unaudited condensed interim financial statements.

                            REGIONAL EXPRESS II, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                      For the Three Months
                                                                                        Ended November 30,
                                                                                     1998               1997
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                                $(15,524)            $15,726
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities -
    Depreciation and amortization                                                   6,115               3,426
    Loss on sale of equipment                                                       3,933                   -
    Deferred income tax                                                            14,608                   -
    Changes in operating assets and liabilities
      (Increase) decrease in -
        Accounts receivable, net                                                    7,620               3,767
        Prepaid expenses and other current assets                                   9,534               6,229
      Increase (decrease) in -
        Accounts payable and accrued liabilities                                  (19,100)            (20,991)
                                                                                  --------            --------
          Net cash provided by operating activities                                 7,186               8,157
                                                                                   ------              -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment                                                   3,500                   -
                                                                                    -----              -------
          Net cash provided by investing activities                                 3,500                   -
                                                                                    -----              -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt                                                     (4,300)             (2,149)
                                                                                   -------             -------
          Net cash used in financing activities                                    (4,300)             (2,149)
                                                                                   -------             -------
          Net increase in cash and cash equivalents                                 6,386               6,008
CASH AND CASH EQUIVALENTS, beginning of period                                      3,307               2,465
                                                                                    -----               -----
CASH AND CASH EQUIVALENTS, end of period                                           $9,693              $8,473
                                                                                    =====               =====
         See notes to unaudited condensed interim financial statements.


                            REGIONAL EXPRESS II, INC.
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS


1.        BASIS OF PRESENTATION:

          The accompanying unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The condensed balance sheet at August 31, 1998, has been derived from the audited financial statements at that date. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended November 30, 1998, are not necessarily indicative of the results that may be expected for any other interim period or for the year ending August 31, 1999.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 FINANCIAL DATA

The accompanying unaudited pro forma condensed combined financial data of CDL and the MANTECA COMPANIES has been prepared to present the effect of the acquisition of all of the capital stock of the MANTECA COMPANIES by CDL. The unaudited pro forma condensed combined balance sheet as of September 30, 1998 was prepared as if the acquisition had occurred on September 30, 1998. The unaudited pro forma condensed combined statement of continuing operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 combines the historical statements of operations for CDL and the MANTECA COMPANIES as if the acquisitions occurred on January 1, 1997. The unaudited pro forma condensed combined statement of continuing operations combines historical statements of operations of CDL for the year ended December 31, 1997, with Manteca Enterprises, Inc., First Choice Courier and Distribution Systems, Inc. and Regional Express II, Inc. for the year ended December 31, 1997 and Regional Express III, Inc. for the year ended September 30, 1997.

The detailed assumptions used to prepare the unaudited pro forma condensed combined financial information are contained herein. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information reflects the use of the purchase method of accounting for the acquisition. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon the final evaluation being performed.

The following unaudited pro forma financial data does not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. This information and accompanying notes should be read in conjunction with CDL's Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998 and the MANTECA COMPANIES financial statements included elsewhere in this report on Form 8-K/A.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                               September 30, 1998
                     (In thousands except share information)



                                                    Historical
                                                                MANTECA            Pro Forma              Pro Forma
                                                CDL            COMPANIES          Adjustments              Combined

                ASSETS
CURRENT ASSETS
 Cash and cash equivalents                 $      823          $   118             $   -                   $   941
 Accounts receivable, net                      22,478              888                 -                    23,366
 Note receivable  - stockholder                     -               10                 -                        10
 Prepaid expenses and other
  current assets                                3,301              111                 -                     3,412
                                           -----------         -------            -------                   ------
   Total current assets                        26,602            1,127                 -                    27,729

EQUIPMENT AND LEASE-
 HOLD IMPROVEMENTS, net                         6,795              326                 -                     7,121
INTANGIBLE ASSETS, net                         13,002              316               4,744            (b)   18,062
OTHER ASSETS                                      -                 19                 -                        19
                                           ==========          =======            ========                  ======
     Total assets                          $   46,399          $ 1,788            $  4,744                 $52,931
                                           ==========          =======            ========                  ======


 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Short-term borrowings                     $    9,822          $   -                $2,807            (a)  $12,629
 Current maturities of long-term
  debt                                          1,747              245                 -                     1,992
 Accounts payable and accrued
  liabilities                                  16,790              515                 150             (a)  17,455
 Net liabilities of discontinued
  operations                                      100                -                 -                       100
                                           ----------           ------          -----------               --------
   Total current liabilities                   28,459              760               2,957                  32,176

LONG-TERM DEBT                                  6,616              117               2,053             (a)   8,786
OTHER LONG-TERM
 LIABILITIES                                    1,559               -                  -                     1,559
                                           ----------           ------          ----------                   -----
   Total liabilities                           36,634              877               5,010                  42,521
                                           ----------           -------         ----------                  ------
STOCKHOLDERS' EQUITY
 Preferred stock                                    -               -                  -                       -
 Common stock                                       7               1                  (1)             (b)       7
 Additional paid-in capital                     9,026              20                 625              (a)   9,671
 Treasury stock                                  (162)              -                                         (162)
 Retained earnings                                894             890                (890)             (b)     894
                                           -----------        -------           ---------                 --------
   Total stockholders' equity                   9,765             911                (266)                  10,410
                                           -----------        -------           ---------                 --------
    Total liabilities and
    stockholders' equity                      $46,399        $  1,788           $   4,744                $  52,931
                                             ========         =======           =========                  =======

    See notes to unaudited pro forma condensed combined financial statements.



            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
         PRO FORMA CONDENSED COMBINED STATEMENT OF CONTINUING OPERATIONS
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                     (In thousands except share information)


                                                    Historical

                                                              MANTECA           Pro Forma              Pro Forma
                                              CDL            COMPANIES         Adjustments             Combined
                                           --------          ---------        ------------           ----------

Revenue                                    $171,502             $7,697           $    -            $    179,199
Cost of revenue                             130,577              4,991                -                 135,568
                                           --------          ---------          ---------              --------
Gross profit                                 40,925              2,706                -                  43,631
Selling, general and
 administrative expenses                     38,223              2,404                17           (c)   40,644
                                           --------          ---------          ---------              --------

Operating income                              2,702                302               (17)                 2,987
Other (income) expense:
 Gain on sale of subsidiary                    (816)               -                                       (816)
 Other income, net                             (171)               (65)                                    (236)
 Interest expense                             1,144                 48               396             (c)  1,588
                                           --------          ---------           -------                -------
Income from continuing
 operations before provision for
income taxes                                  2,545                319              (413)                 2,451
Provision for income taxes                      888                136              (166)            (c)    858
                                           --------          ---------          ---------               -------
Income from continuing
 operations                                $  1,657          $     183          $   (247)             $   1,593
                                            =======           ========           ========              ========

Basic income per share:
 Continuing operations                     $    .25               -                  -                $     .23
                                            =======           ========           ========               =======
  Weighted average shares
    outstanding                               6,672               -                  206                  6,878
                                            =======           ========           ========               =======

Diluted income per share:
 Continuing operations                     $    .25               -                  -                $     .23
                                            =======           ========           ========               ========
  Weighted average shares
    outstanding                               6,675               -                  206                   6,881
                                            =======           ========           ========               ========


    See notes to unaudited pro forma condensed combined financial statements.



                             CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
                               PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   For the Nine Months Ended September 30, 1998
                                                    (Unaudited)
                                      (In thousands except share information)


                                                     Historical                  Pro Forma               Pro Forma
                                           -------------------------------
                                                               MANTECA
                                               CDL            COMPANIES         Adjustments               Combined
                                             -------        ------------    -----------------        ---------------

Revenue                                    $ 135,507         $  6,960          $    -                 $  142,467
Cost of revenue                              104,812            4,384               -                    109,196
                                             -------          -------           ---------                -------
Gross profit                                  30,695            2,576               -                     33,271
Selling, general and
 administrative expenses                      27,951            2,367                (51)       (c)       30,267
                                              ------          -------           ---------                 ------
Operating income (loss)                        2,744              209                 51                   3,004
Other (income) expense:
 Other income, net                              (215)             (48)                                      (263)
 Interest expense                                839               32                297        (c)        1,168

Income  (loss)  before  provision  for
income taxes                                   2,120               225              (246)                  2,099
Provision for income taxes                       807                90               (98)       (c)          799
                                              ------           -------           --------                  ------
Net Income (loss)                          $   1,313               135          $   (148)                $ 1,300
                                              ======           =======           ========                  ======
Basic income per share:
 Net income per share                      $     .20               -                  -                  $   .19
                                              ======           =======           ========                 ======
 Weighted average shares
   outstanding                                 6,652               -                 206                   6,858
                                              ======          ========           ========                  ======

Diluted income per share:
 Net income per share                      $     .19               -                  -                     $.19
                                              ======          ========           ========                 ======
 Weighted average shares
   outstanding                                 6,820               -                 206                   7,026
                                              ======          ========           ========                 ======





    See notes to unaudited pro forma condensed combined financial statements.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)


(a)  The following pro forma  adjustments  reflect CDL's purchase of the MANTECA
     COMPANIES.   Pro  forma  adjustments  include  estimated  direct  costs  of acquisition of $150,000.


                                                                           (in thousands)
         Cash payment from short-term borrowings                              $2,807
         7% Subordinated convertible notes payable                             1,400
         Contingent earn out payable                                             653
         Common stock issued (206,185 shares)                                    645
         Accrued expenses                                                        150

                                                                              ------
         Total estimated purchase price                                       $5,655
                                                                              =======


(b) The following pro forma adjustments reflect the excess of the purchase price over book value, which is attributed to goodwill. The book value of the MANTECA COMPANIES's net assets approximate the estimated fair value.



                                                                           (in thousands)
         Total estimated purchase price                                       $5,655
         Elimination of the MANTECA COMPANIES's
           stockholders' equity                                                 (911)
                                                                               ------
         Goodwill                                                             $4,744
                                                                               ======


c) The following pro forma adjustments are incorporated in the pro forma condensed combined statements of operations (in thousands):


                                                                                                      Nine months
                                                                              Year ended                 Ended
                                                                             December 31,            September 30,
                                                                                 1997                    1998
                                                                           ------------------      ------------------

         1.      Increase in interest expense on 7% convertible
                 note payable.                                                  (98)                    (74)
         2.      Increase in interest  expense on contingent earn out
                 payable.                                                       (46)                    (34)
         3.      Increase in interest expense on short-term
                 borrowings for cash portion of purchase price.                (252)                   (189)
         4.      Increase in amortization expense resulting from
                 the acquired goodwill using a 40 year life.                   (119)                    (90)
         5.      Decrease  in  expenses  for  certain  non-continuing
                 contractual items.                                             102                     141
         6.      Decrease in income taxes  associated  with the above
                 adjustments   and  from  the  application  of  CDL's
                 historical   effective  tax  rate  for  the  periods
                 presented to the pretax  income in the  accompanying
                 pro   forma   condensed   combined   statements   of
                 operations.                                                    166                      98
                                                                               ------                  ----

                                                                              $(247)                  $(148)
                                                                               =====                   =====


(d) The holder of the $1.4 million 7% Subordinated Convertible Note Payable (the "Note") has the right to convert the Note into fully paid shares of CDL's common stock at any time after the acquisition of the MANTECA COMPANIES by CDL through December 8, 2001. The pro forma adjustments do not include an adjustment for the conversion of the Note since the conversion price is $7.00 per common share, which exceeds the average market price of CDL's common stock for the periods presented. Diluted earnings per share is not affected by the Note since the conversion of the Note into common stock was antidilutive for the periods presented.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   February 22, 1999       CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                             (Registrant)




                                 By:  /s/ Albert W. Van Ness, Jr.
                                          Albert W. Van Ness, Jr.
                                          Chairman of the Board, Chief Executive
                                          Officer and Chief Financial Officer